Exhibit 8.01

Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Incorporation	Name Under Which the Subsidiary Does Business	Ownership Interest

Viva GyM S.A.	Peru	Viva GyM	Graña y Montero owns 60.6%; GyM owns 39.0%

GyM S.A.	Peru	GyM	Graña y Montero owns 98.2%

Concesionaria La Chira S.A.	Peru	La Chira	Graña y Montero owns 50.0%

Concesión Canchaque S.A.	Peru	Canchaque	Graña y Montero owns 99.9%

Concar S.A.	Peru	Concar	Graña y Montero owns 99.8%

GMP S.A.	Peru	GMP	Graña y Montero owns 95.0%

GMD S.A.	Peru	GMD	Graña y Montero owns 89.37%

GyM Ferrovías S.A.	Peru	GyM Ferrovías	Graña y Montero owns 75.0%

Norvial S.A.	Peru	Norvial	Graña y Montero owns 67.0%

CAM Chile S.A.	Chile	Cam	Graña y Montero owns 75.0%

Survial S.A.	Peru	Survial	Graña y Montero owns 99.9%

GMI S.A.	Peru	GMI	Graña y Montero owns 89.4%

Stracon GyM S.A.	Peru	Stracon GyM	GyM owns 87.6%
Vial y Vives - DSD S.A.	Chile	Vial y Vives	GyM owns 80.79%
Inmobiliaria Almonte S.A.C.	Peru	Almonte	Viva GyM owns 50.4%

Morelco S.A.	Colombia	Morelco	Graña y Montero owns 70.0%

Concesionaria Via Expresa Sur S.A.	Peru	VESUR	Graña y Montero owns 99.98%; GyM owns the remaining 0.02%

Agenera S.A.C.	Perú	Agenera	Graña y Montero owns 99%

GyM Colombia S.A.S.	Colombia	GyMColombia	Graña y Montero owns 66.2%, GyM owns the remaining 33.8%

Negocios de Gas S.A.	Peru	Negocios de Gas	Graña y Montero owns 99.99%, the remaining 0.01% Is owned by GyM.

Tecgas Inc	Canadá	Tecgas	Graña y Montero owns 51%,

Generadora Arabesco S.A.	Peru	Generadora Arabesco	Graña y Montero owns 99%,

Adexus S.A.	Chile	Adexus	Graña y Montero owns 44%,

Recaudo Lima S.A.	Perú	Recaudo Lima	Graña y Montero owns 70%, GMD owns the remaining 30%

CAM Servicios del Perú S.A.	Perú	CAM Servicios del Perú	Graña y Montero owns 73.16%

Promotora Larco Mar S.A.	Perú	Promotora Larco Mar	Graña y Montero owns 46.55%

TGNCA S.A.	Perú	TGNCA	Graña y Montero owns 99.33%

Compañía de Gas del Amazonas S.A.	Perú	COGA	Graña y Montero S.A.A. indirectly owns 51%

Coasin Instalaciones Limitada	Chiñe	Coasin	CAM Chile owns 99.89%, the remaining 0.11% is owned by Inversiones y Construcción GyM Limitada